UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

FILED BY THE REGISTRANT   ☐

FILED BY A PARTY OTHER THAN THE REGISTRANT   ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ALCO STORES, INC.

(Name of Registrant as Specified In Its Charter)

MILWAUKEE PRIVATE WEALTH MANAGEMENT, INC.

VI CAPITAL FUND, LP

VI CAPITAL MANAGEMENT, LLC

DAVID W. POINTER

CHARLES M. GILLMAN

WILLIAM L. LECHTNER

JOHN M. CLIMACO

DILIP SINGH

JEFFREY GEYGAN

STANLEY B. LATACHA

MARK D. STOLPER

ROBERT J. SARLLS

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Exhibit 1

ISS: NO CONFIDENCE IN ALCO STORES’ CURRENT BOARD OF DIRECTORS, ACCORDING TO CONCERNED ALCO STOCKHOLDERS

Institutional Shareholder Services Recommends that ALCO Stores Stockholders Vote the Gold Proxy

NEW YORK -- Concerned ALCO Stockholders (“CAS”) is pleased that Institutional Shareholder Services, Inc. ("ISS") has again affirmed the need for meaningful change in the governance at the Board of Directors of ALCO Stores, Inc. ("ALCO" or "the Company"; Nasdaq: ALCS).

Prior to ALCO’s 2013 Annual Meeting of Stockholders, ISS recommended that ALCO investors withhold their votes for the incumbent Board of Directors.

ISS in its report released Friday, July 18, again recommends that investors DO NOT VOTE for any of the incumbent Directors of the Company this year, including Messrs. Royce Winsten, Richard E. Wilson,

Dennis E. Logue, Lolan C. Mackey, Terrence M. Babilla, Paul T. Davies, and Leslie A. Ball.

ISS also recommends ALCO investors use the GOLD proxy card for voting.

CAS was formed explicitly to provide ALCO investors with a viable and experienced slate of nominees who stand ready to develop and implement strategies toward significantly improving the Company’s operational and financial position and, more importantly, its long term sustainability.

In addition, CAS seeks to restore consumer confidence in ALCO through renewed and increased adherence to the Company’s stated mission of being the best general merchandiser to small town America.

We encourage ALCO investors to review the PowerPoint presentation CAS filed with the SEC on July 9th.  It can be accessed here:

http://www.sec.gov/Archives/edgar/data/30302/000121390014004782/0001213900-14-004782-index.htm

Contact:

InvestorCom, Inc.

John Grau, 203-972-9300